Exhibit 10.3

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is entered into as of June 11, 2024, by and between Icon Energy Corp., a Marshall Islands corporation (“Icon”) and Atlantis Holding Corp., a Marshall Islands corporation (the “Shareholder”). Icon and the Shareholder are sometimes referred to herein collectively as the “Parties,” and individually, a “Party.”

WHEREAS, as of the date hereof, the Shareholder owns, beneficially and of record, (i) 1,000 common shares of Icon (the “Existing Icon Shares”) and (ii) 1,000 common shares (the “Contribution Shares”) of Maui Shipping Co., a Marshall Islands corporation (the “Contribution Company”), representing all of the issued and outstanding capital stock of each of Icon and the Contribution Company, respectively;

WHEREAS, the Contribution Company is the sole owner, beneficially and of record, of 500 common shares (the “Positano Shares”) of Positano Marine Inc., a Marshall Islands corporation (“Positano”), representing all of the issued and outstanding capital stock of Positano, the entity that owns the “ALFA,” a 77,326-dwt Marshall Islands flagged drybulk carrier (the “Vessel”);

WHEREAS, Icon was formed for the purpose of, among other things, acquiring the Contribution Company and owning and operating drybulk vessels; and

WHEREAS, the Shareholder desires to transfer, convey, assign and deliver all of its right, title, and interest in the Contribution Company to Icon in exchange for (i) 200,000 common shares, par value $0.001 per share, of Icon (“Common Shares”), (ii) 15,000 shares of 9.00% Series A Cumulative Convertible Perpetual Preferred Stock, par value $0.001 per share, of Icon (“Series A Preferred Shares”), with such terms as set forth in the Statement of Designation for the Series A Preferred Shares, substantially in the form attached hereto as Exhibit A, and (iii) 1,500,000 shares of Series B Perpetual Preferred Stock, par value $0.001 per share, of Icon (“Series B Preferred Shares”), with such terms as set forth in the Statement of Designation for the Series B Preferred Shares, substantially in the form attached hereto as Exhibit B, all upon the terms and subject to the conditions herein contained (the “Exchange”).

NOW, THEREFORE, in consideration of the mutual covenants described below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby covenant and agree as follows:

SECTION 1.	Exchange; Closing Transactions

1.1        Subject to the terms of this Agreement, the Shareholder agrees to assign, transfer, and convey to Icon, and Icon agrees to accept and assume all of its rights, title and interest in and to the Contribution Company, free and clear of any Liens (defined below), and simultaneously therewith, Icon agrees to issue to the Shareholder (or its designated nominee) 200,000 Common Shares, 15,000 Series A Preferred Shares and 1,500,000 Series B Preferred Shares (such shares collectively, the “Icon Shares”). As a condition to the Exchange, the Shareholder further agrees to forfeit, entirely, all of the Existing Icon Shares. To effect the Exchange, the Shareholder will deliver to Icon duly executed instruments of transfer of the Contribution Shares, duly completed and stamped (if required) in favor of Icon, and simultaneously therewith, Icon shall issue stock certificates or initiate book-entry issuances in the name of the Shareholder (or its designated nominee) evidencing the Icon Shares.

1.2          The Parties shall consummate the transactions contemplated by Section 1.1 at or prior to the time of pricing of the initial public offering of common shares of Icon, at a closing, the place and timing of which shall be agreed upon by the Parties and which shall be referred to herein as the “Closing.”

1.3          U.S. Federal Income Tax Treatment of the Exchange. The Parties intend to treat the Exchange as a nontaxable contribution described in Section 351(a) of the United States Internal Revenue Code of 1986, as amended, and shall file all United States federal, state or local income tax return in a manner that is consistent with such treatment.

SECTION 2.  Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Icon as follows:

2.1          (a)  Each of the Shareholder, the Contribution Company and Positano has been duly incorporated and is validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Shareholder has all necessary power and authority to transact the business it transacts and to execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder.

(b)  The Contribution Company has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and has the power and authority to execute and deliver any instruments or documents as required by this Agreement and to perform the provisions thereof. Correct and complete copies of the Articles of Incorporation and the Bylaws of the Contribution Company have been provided to Icon, and there are no other agreements or documents to which the Contribution Company is a party with respect to the governance or capitalization of the Contribution Company.

2.2        The execution, delivery and performance of this Agreement by the Shareholder, and all documents, instruments and agreements required to be executed and delivered by it pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on the part of the Shareholder, and assuming the due execution and delivery of this Agreement by Icon, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3          The Shareholder is the sole beneficial owner of, and has good, valid and marketable title to, the Contribution Shares, which represent all of the issued and outstanding capital stock of the Contribution Company, free and clear of any lien, pledge, claim, security interest, encumbrance, charge, covenants, conditions, restrictions, voting trust arrangements, shareholder agreements or other rights (“Liens”), and upon the transfer of such Contribution Shares to Icon, Icon shall own such Contribution Shares free and clear of all Liens of any nature.

2.4          Neither the Shareholder nor the Contribution Company is a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Shareholder or the transfer and conveyance of the Contribution Shares by the Shareholder to Icon pursuant to the terms hereof.

2.5        Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will conflict with or result in any violation of or constitute a breach of any of the terms or provisions of the Articles of Incorporation, the Bylaws or other organizational documents of the Shareholder, the Contribution Company, or Positano.

2.6          All consents or approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the execution, delivery and performance by the Shareholder of this Agreement or the transactions contemplated hereby have been or will have been obtained as of the Closing by the Shareholder and will be in full force and effect.

2.7          The Contribution Company is the sole beneficial owner of, and has good, valid and marketable title to, the Positano Shares, which represent all of the issued and outstanding capital stock of Positano, free and clear of Liens.

2.8          There are no actions, suits, proceedings pending or, to the Shareholder’s knowledge, threatened against the Shareholder, the Contribution Company or Positano, or against any of the properties or assets of the Shareholder, Contribution Company, or Positano in any court or before any arbitrator of any kind or before or by any governmental authority. Neither the Shareholder nor Contribution Company nor Positano is a party to or subject to any writ, order, decree or judgment and there is no action, suit, proceeding or investigation by the Shareholder, the Contribution Company or Positano currently pending or which the Shareholder, the Contribution Company or Positano intends to originate.

2.9        The Shareholder and/or the Contribution Company has disclosed to Icon any and all agreements, contracts, licenses, obligations, leases, commitments or the like, that Positano has entered into or undertaken in relation to the Vessel. From the date of this Agreement and until completion of the Closing, without the prior written consent of Icon, Positano shall not be a party to any other management agreement, administrative services agreement, time charter, or any other contract, license, obligation, lease, agreement, commitment or the like, written or oral, other than the management agreement entered by Positano relating to the Vessel, which means any United States, international or non-United States (including the Marshall Islands) rule, code of practice, convention, protocol, guideline or similar requirement or restriction concerning or relating to the Vessel and to which the Vessel is subject and required to comply with, imposed, published or promulgated by any relevant governmental authority and the International Maritime Organization.

2.10          Positano has good and marketable title to the Vessel and all her spares and stores, whether on board or not as of the Closing. There are no liens, pledges, charges, security interests, encumbrances, options, claims or other rights of any kind whatsoever on any property owned by Positano other than any maritime liens incurred in the ordinary course of business and relating to amounts that are not yet due and payable. Positano has no indebtedness or other liabilities, matured or unmatured, direct or contingent other than debt created in the ordinary course of business.

2.11         The Vessel is operated in compliance with all applicable maritime guidelines and laws. Positano is qualified to own and operate the Vessel under applicable laws, including the laws of its Vessel’s flag state. The Vessel is seaworthy and in good operating condition, and has all national and international operating and trading certificates and endorsements, each of which is valid, that are required for the operation of such Vessel in the trades and geographic areas in which it is operated. The Vessel is classed by Bureau Veritas, a classification society which is a member of the International Association of Classification Societies and possesses class and trading certificates free from conditions or recommendations affecting class and valid through the Closing and no event has occurred and no condition exists that would cause the Vessel’s class to be suspended or withdrawn. The Vessel is insured and all requirements and conditions of such insurance have been complied with. The Vessel has not been employed in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods, or in any manner whatsoever which may render any such Vessel liable to condemnation in a court or to destruction, seizure or confiscation. The Vessel has not touched bottom since their most recent respective dry-docking. Positano is the sole owner of the Vessel and has good title to such Vessel free and clear of all cargo, charters, taxes, debts, encumbrances, mortgages and maritime liens.

2.12          The Shareholder, the Contribution Company and Positano are, and have heretofore operated, their respective businesses and the Vessel in compliance in all material respects with applicable laws including environmental and sanctions laws.

2.13          No broker or finder has acted for the Shareholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Shareholder.

2.14          The Shareholder understands and acknowledges that the Icon Shares issued pursuant to this Agreement will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, therefore, the Icon Shares will be characterized as “restricted securities” under the Securities Act and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless the Icon Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available. Further, a legend will be placed on any certificate or book entry notations evidencing the Icon Shares stating that such Icon Shares have not been registered under the Securities Act and that such Icon Shares are subject to restrictions on transferability and sale substantially in the following form:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND COMPLIANCE WITH SUCH STATE LAWS OR (II) AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS EVIDENCED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

2.15         The Icon Shares are being acquired by the Shareholder for investment purposes only and not with a view to any public distribution thereof in violation of any securities laws, and the Shareholder shall not offer to sell or otherwise dispose of the Icon Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Shareholder acknowledges that it is able to fend for itself, can bear the economic risk of its investments in the Icon Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Icon Shares.

2.16          The Shareholder is not in the United States and is not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the 1933 Act (a “U.S. Person”). The Shareholder is not a “distributor” of securities, as that term is defined in Regulation S under the 1933 Act, nor a dealer in securities, and is not acquiring the Icon Shares for the account or benefit of, directly or indirectly, any U.S. Person.

SECTION 3.  Representations and Warranties of Icon. Icon represents and warrants to the Shareholder as follows:

3.1          Icon is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. Icon has all necessary power and authority to transact the business it transacts and to execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder.

3.2          The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Icon, and assuming the due execution of this Agreement by the Shareholder, this Agreement constitutes the legal, valid and binding obligation of Icon enforceable against Icon in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3        Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereunder will conflict with or result in any violation of or constitute a breach of any of the terms or provisions of the Articles of Incorporation, the Bylaws or other organizational documents of Icon, as currently in effect.

3.4          All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental authority or any other person, if any, required in connection with the execution, delivery and performance by Icon of this Agreement or the transactions contemplated hereby have been or will have been obtained by Icon prior to Closing and will be in full force and effect at or prior to Closing.

3.5         The Icon Shares, when delivered to the Shareholder in accordance herewith, will be fully paid and non-assessable free and clear of all liens, claims and encumbrances (other than as may be created by the Shareholder).

3.6.         No broker or finder has acted for Icon in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of Icon.

SECTION 4.  Termination.

4.1          This Agreement may be terminated by either Party upon written notice if (i) the Closing does not occur by December 31, 2024 (the “Termination Date”) unless extended by mutual agreement, or (ii) in the event the other Party is in material breach of this Agreement and has not cured such breach within thirty (30) days following written notice thereof. This Agreement may also be terminated at any time prior to the Closing by mutual written consent of the Parties.

4.2          If this Agreement is terminated as provided herein, no Party hereto shall have any liability or further obligation to any other Party to this Agreement; provided, however, that no such termination shall relieve or release the Shareholder or Icon from any obligations or liabilities arising out of their breach of this Agreement prior to its termination.

SECTION 5.  Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of the Shareholder and Icon contained in this Agreement shall survive the Closing.

SECTION 6. Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including e-mail transmission) and shall be given:

(i)	if to Icon, to:

Icon Energy Corp.

c/o Pavimar Shipping Co.

17th km National Road

Athens-Lamia & Foinikos Str.

14564, Nea Kifissia

Athens, Greece

Attention: Legal Department

E-mail: legal@pavimarship.com

with a copy to:

Watson Farley & Williams LLP

120 West 45th Street, 20th Floor

New York, New York 10036

Attention: Filana R. Silberberg

E-mail: fsilberberg@wfw.com

(ii)	if to the Shareholder, to the mailing address and e-mail notified by the Shareholder separately to Icon by a separate letter to be sent either by registered mail or by e-mail no later than seven (7) business days from the date of this Agreement.

or to such other address as such party may hereafter specify for the purpose by notice to the other Party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York local time on a business day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day.

SECTION 7.          Entire Agreement Effect on Prior Documents.  This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the Parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

SECTION 8.          Amendments; Waiver.  Except as otherwise provided herein, this Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Shareholder and Icon.

SECTION 9.           Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Delivery of an executed copy of this Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed copy.

SECTION 10.         Headings; Interpretation.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use in this Agreement of the term “including” means “including without limitation.” All references to monetary amounts are to the currency of the United States.

SECTION 11.        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, provided, in the event enforcement of this Agreement in the absence of the unenforceable or invalid provision would result in a party being deprived of a material benefit of the original bargain, the Parties will in good faith reform this Agreement to reflect their original intentions as closely as possible.

SECTION 12.        Further Assurances. From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute and deliver such instruments, documents or other writings, and will do all such other acts or things as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

SECTION 13.        Governing Law; Jurisdiction; Waivers.

13.1. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the law of the Republic of the Marshall Islands is mandatorily applicable to this Agreement.

13.2. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF PIRAEUS, GREECE TO SETTLE ANY DISPUTE OR CLAIM THAT ARISES OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER OR FORMATION (INCLUDING NON-CONTRACTUAL DISPUTES OR CLAIMS).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

ICON ENERGY CORP.

By:	/s/ Ismini Evangelia Panagiotidi
Name:	Ismini Evangelia Panagiotidi
Title:	Chief Executive Officer

ATLANTIS HOLDING CORP.

By:	/s/ Ismini Panagiotidi
Name:	Ismini Panagiotidi
Title:	Sole Director

Exhibit A

[Form of Certificate of Designation for the Series A Preferred Shares]

Exhibit B

[Form of Certificate of Designation for the Series B Preferred Shares]